Filed Pursuant to Rule 424(b)(3)
Registration No. 333-209128

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.
SUPPLEMENT NO. 2 DATED OCTOBER 19, 2016
TO THE PROSPECTUS DATED SEPTEMBER 22, 2016
This document supplements, and should be read in conjunction with, the prospectus of Cole Office & Industrial REIT (CCIT III), Inc. dated September 22, 2016 and Supplement No. 1 dated September 27, 2016. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus, as supplemented to date.
The purpose of this supplement is to describe the following:

(1)	updated suitability standards for Alabama, Kentucky, New Jersey, New Mexico and Ohio investors; and
(2)	a revised form of our Initial Subscription Agreement, attached as Appendix B to our prospectus, and a revised form of our Additional Subscription Agreement, attached as Appendix C to our prospectus.
PROSPECTUS UPDATES
Suitability Standards
The following information supersedes and replaces the suitability standards for investors in Alabama, Kentucky, New Jersey, New Mexico and Ohio in the section of our prospectus captioned “Suitability Standards” beginning on page i of the prospectus:
Alabama — In addition to the minimum suitability standards described above, this investment will only be sold to Alabama residents that have a liquid net worth of at least ten times their investment in us and our affiliates.
Kentucky — Investors must have a liquid net worth of at least 10 times their investment in us and any of our affiliates’ non-publicly traded real estate investment trusts. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.
New Jersey — Investors must have either (1) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (2) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, investors may not invest more than 10.0% of their liquid net worth in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings).
New Mexico — Investors may not invest, in the aggregate, more than 10% of their liquid net worth in us, our affiliates and other non-publicly traded real estate investment programs. For purposes of this limitation, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Ohio — Investors shall not invest, in the aggregate, more than 10% of their liquid net worth in us, our affiliates and other non-publicly traded investment programs. For purposes of this limitation, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.
Subscription Agreements
The form of Initial Subscription Agreement contained in Appendix B of the prospectus is hereby superseded and replaced with the revised form of Initial Subscription Agreement attached to this supplement as Appendix B, and the form of Additional Subscription Agreement contained in Appendix C of the prospectus is hereby superseded and replaced with the revised form of Additional Subscription Agreement attached to this supplement as Appendix C.

APPENDIX B

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	Share Class:
☐ A Shares ☐ T Shares
2.	This subscription is in the amount of $
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and E or complete the separate simplified Additional Subscription Agreement)
Existing Account #_____________________________
3.	Payment will be made with: ☐ Enclosed check (Make check payable to Cole REIT) ☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #	Account #

4.	(Optional) For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account ☐ Cole Employee or their Family Member ☐ Registered Representative, Firm Employee or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)

1.	Non-Qualified Registration		2.	Qualified Registration
	☐ Individual Ownership (one signature required)			☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)			☐ Roth IRA
	☐ Community Property (all parties must sign)			☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)			☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)			☐ Pension or Profit Sharing Plan (exempt under 401(a))
☐ Non-custodial ☐ Custodial

	Name of Trust			Plan Name	Tax ID #
☐ Other (specify)
	Date of Trust	Tax ID # (if applicable)
☐ Transfer on Death (fill out TOD Form to effect designation)
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act (UGMA/UTMA adult custodian signature required)		3.	Custodian or Clearing Firm/Platform Information, if applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)
State of
Custodian for (minor’s name)
	☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)			Name
☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)
	☐ Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)			Street/PO Box
☐ Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)
	☐ Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)			City State	Zip
☐ Other (specify)
Custodian Tax ID # (provided by Custodian)

Custodian or Clearing Firm/Platform Account #

Custodian Phone

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name	Co-Investor or Co-Trustee Name (if applicable)

Mailing Address	Mailing Address

City State Zip	City State Zip

Phone Business Phone	Phone Business Phone

SSN or Tax ID # Date of Birth	SSN or Tax ID # Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

D VOLUME DISCOUNTS (if applicable)
I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

E DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.
☐ Reinvest pursuant to Distribution Reinvestment Plan	Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.
☐ Send to Custodial Account (listed in Section B-3)
☐ Mail to Address of Record (Non-custodial accounts only)	☐ Direct Deposit (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Checking ☐ Savings
(Non-custodial accounts only)

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-3
City State Zip
By signing this agreement, I authorize Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III) to deposit distributions into the account specified in Section E, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT III to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

F INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-21 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT III.

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2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

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3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.
|	5. For Alabama residents: In addition to the suitability requirements described above, my (our) liquid net worth is at least 10 times my (our) investment in CCIT III and its affiliates.

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6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT III does not exceed ten percent (10%) of my (our) net worth.

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7. For Idaho residents: I (we) either: (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in CCIT III does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

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8. For Iowa residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth of $100,000 and a gross annual income of at least $100,000, or (ii) have a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of my (our) net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.  In addition, my (our) aggregate investment in CCIT III, any of its affiliates and other non-exchange traded direct participation programs does not exceed 10% of my (our) liquid net worth.  Accredited investors in Iowa, as defined in
17 C.F.R. § 230.501, are not subject to this 10% investment limitation.

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9. For Kansas residents: I (we) acknowledge that the Kansas securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas investors) in CCIT III and other non-traded real estate investment trusts.

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10. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT III and any of its affiliates' non-publicly traded real estate investment trusts. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

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11. For Maine residents: I (we) acknowledge that the Maine securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Maine investors) in CCIT III and similar direct participation investments.

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12. For Massachusetts residents: My (our) aggregate investment in CCIT III and other illiquid direct participation investments does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	13. For Michigan and Missouri residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT III.
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14. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) aggregate investment in CCIT III and in the securities of other non-publicly traded real estate investment trusts does not exceed 10% of my (our) net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. § 230.501, are not subject to this limitation.

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15. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT III, its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

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16. For New Mexico residents: My (our) aggregate investment in CCIT III, its affiliates and other non-publicly traded real estate investment programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors).

|	17. For North Dakota and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT III.
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18. For Ohio residents: My (our) aggregate investment in CCIT III, its affiliates and other non-publicly traded investment programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

|	19. For Oregon residents: My (our) liquid net worth (exclusive of home, home furnishings and automobiles) is at least 10 times my (our) investment in CCIT III and any of its affiliates.

|	20. For Tennessee residents: My (our) investment in CCIT III is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

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21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in CCIT III does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R. § 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

☐
By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. If you are choosing to go green, please make sure you provide your email address. If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653. Email:                              Alabama residents must sign here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT III will send the subscriber confirmation of their purchase after they have been admitted as an investor.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date
You should not invest in CCIT III unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT III. In deciding to invest in CCIT III, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT III and each person selling shares of CCIT III common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐  I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
☐  I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

G FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #

	Mailing Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No
City State Zip

Email Address

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)

	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

H FINANCIAL ADVISOR SIGNATURES

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT III that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT III is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCIT III	CCIT III
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2016 Cole Capital Advisors, Inc. All rights reserved		CCIT3-AGMT-02(10-16)

APPENDIX C

COLE OFFICE & INDUSTRIAL REIT (CCIT III), INC
ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653
This form may be used by any current investor in Cole Office & Industrial REIT (CCIT III), Inc. (CCIT III), who desires to purchase additional shares of CCIT III and who purchased their shares directly from CCIT III. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT III Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)
1.	Share Class:
☐ A Shares ☐ T Shares
2.	This subscription is in the amount of $	(minimum $1,000)
3.	Payment will be made with: ☐ Enclosed Check (Make check payable to Cole REIT) ☐ Funds wired		☐ Funds to follow
☐ ACH (Copy of voided check required)
		☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #	Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)	SSN or Tax ID #

Existing Account #

C VOLUME DISCOUNTS (if applicable)
I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

D INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-21 as appropriate)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT III.

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2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

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3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.
|	5. For Alabama residents: In addition to the suitability requirements described above, my (our) liquid net worth is at least 10 times my (our) investment in CCIT III and its affiliates..

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6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT III does not exceed 10% of my (our) net worth.

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7. For Idaho residents: I (we) either: (i) have a gross annual income of at least $85,000 and a liquid net worth of at least $85,000, or (ii) have a liquid net worth of at least $300,000. In addition, my (our) aggregate investment in CCIT III does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Idaho investors).

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8. For Iowa residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth of $100,000 and a gross annual income of at least $100,000, or (ii) have a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of my (our) net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.  In addition, my (our) aggregate investment in CCIT III, any of its affiliates and other non-exchange traded direct participation programs does not exceed 10% of my (our) liquid net worth.  Accredited investors in Iowa, as defined in
17 C.F.R. § 230.501, are not subject to this 10% investment limitation.

C-1

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9. For Kansas residents: I (we) acknowledge that the Kansas securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas investors) in CCIT III and other non-traded real estate investment trusts.

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10. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT III and any of its affiliates' non-publicly traded real estate investment trusts. For these purposes, “liquid net worth” shall consist of cash, cash equivalents and readily marketable securities.

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11. For Maine residents: I (we) acknowledge that the Maine securities regulator recommends that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Maine investors) in CCIT III and similar direct participation investments.

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12. For Massachusetts residents: My (our) aggregate investment in CCIT III and other illiquid direct participation investments does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Massachusetts investors).

|	13. For Michigan and Missouri residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT III.
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14. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) aggregate investment in CCIT III and in the securities of other non-publicly traded real estate investment trusts does not exceed ten percent (10%) of my (our) net worth. Accredited investors in Nebraska, as defined in 17 C.F.R. §230.501, are not subject to this limitation.

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15. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT III, its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

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16. For New Mexico residents: My (our) aggregate investment in CCIT III, its affiliates and other non-publicly traded real estate investment programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors).

|	17. For North Dakota and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT III.
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18. For Ohio residents: My (our) aggregate investment in CCIT III, is affiliates and other non-publicly traded investment programs does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Ohio investors).

|	19. For Oregon residents: My (our) liquid net worth (exclusive of home, home furnishings and automobiles) is at least 10 times my (our) investment in CCIT III and any of its affiliates.

|	20. For Tennessee residents: My (our) investment in CCIT III is not more than 10% of my (our) liquid net worth (exclusive of home, home furnishings and automobiles).

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21. For Vermont residents: If I am a (we are) non-accredited investors(s), my (our) investment in CCIT III does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Vermont investors). If I am (we are) an accredited investor(s), as defined in 17 C.F.R. § 230.501, I am (we are) not subject to this investment limitation or the suitability standards provided in the Prospectus pertaining to my (our) minimum net worth or annual income.

☐
By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here:                                                                  Alabama residents must sign here: __________________

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT III will send the subscriber confirmation of their purchase after they have been admitted as an investor.
Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date
You should not invest in CCIT III unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT III. In deciding to invest in CCIT III, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT III and each person selling shares of CCIT III common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.
☐  I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.
☐  I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

C-2

E FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1)	REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #
2)	REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

F FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT III that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT III is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCIT III	CCIT III
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2016 Cole Capital Advisors, Inc. All rights reserved		CCIT3-AI-02 (10-16)

C-3
CCIT 3-SUP-02